Exhibit 23.1




      CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING  FIRM






TO:    Bosco Flooring , Inc.

        As independent registered certified public accountants, we hereby consent to the inclusion to this Registration Statement on Form SB-2, of our report dated May 25, 2007 relating to the financial statements of Bosco Flooring, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                               /s/ RBSM  LLP


New York, New York
July  10, 2007